UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2010

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                    On February 17, 2010 the Board of Directors of Spartan Stores, Inc. (the "Company") approved two non-equity incentive compensation plans that are intended to serve as successors to substantially identical plans that will expire in the current year. Specifically, the Board of Directors approved:

•	the Annual Executive Incentive Plan of 2010 (the "Executive Plan"); and

•	the 2010 Annual Incentive Plan (the "Annual Plan").

                    Each plan will be administered by the Compensation Committee of the Board of Directors.

                    The Executive Plan

                    The Executive Plan is substantially the same as the Company's Annual Executive Incentive Plan of 2005, which will expire by its terms at the Company's 2010 annual meeting of shareholders. The Executive Plan is subject to shareholder approval, and will be effective only if approved by the Company's shareholders at the Company's 2010 annual meeting.

                    The Executive Plan is designed and intended to provide participants with the opportunity to earn incentive compensation that qualifies as "performance based" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). The Executive Plan allows for the payment of incentive awards to senior executive officers upon the achievement of annual financial and other business goals of the Company as established by the Compensation Committee. The Compensation Committee may use only objective measures of financial performance specified in the Executive Plan itself (or approved by the Company's shareholders at a later date), and it must specify the relationship between the level of the award and the performance measure. Payment of awards under the Executive Plan are entirely contingent on the achievement of the specified objective measures of performance.

                    The Compensation Committee intends to limit participation in the Executive Plan to those individuals who are expected to receive compensation that would not otherwise be tax deductible under Section 162(m). Because Section 162(m), by its terms, limits its application to a corporation's chief executive officer and four other most highly compensated officers, it is not presently expected that any person other than those five officers would receive payments under the Executive Plan in any year.

                    The Annual Plan

                    The Annual Plan is substantially the same as the Company's 2000 Annual Incentive Plan, which will expire by its terms at the end of the Company's current fiscal year on March 27, 2010.

                    Like the Executive Plan, the Annual Plan is designed to permit participants to earn incentive compensation based upon the achievement of corporate and individual performance goals. However, unlike the Executive Plan, the Annual Plan is not intended or designed to provide compensation that qualifies as "performance-based" under Section 162(m). Accordingly, the Company's senior executives are not expected to participate in the Annual Plan, and the Compensation Committee has the flexibility to establish goals for Annual Plan participants that are not strictly objective.

                    The above descriptions of certain terms and conditions of the Executive Plan and Annual Plan are qualified in their entirety by reference to the full text of each Plan, which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

	10.1	Spartan Stores, Inc. Annual Executive Incentive Plan of 2010.

	10.2	Spartan Stores, Inc. 2010 Annual Incentive Plan.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 22, 2010	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Spartan Stores, Inc. Annual Executive Incentive Plan of 2010.

10.2	Spartan Stores, Inc. 2010 Annual Incentive Plan.